UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2021 (February 1, 2021)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 HaToKhen Street

Caesarea North Industrial Park

3088900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC
Warrants to purchase Common Stock	DRIOW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 1, 2021, DarioHealth Corp. (the “Company”) consummated the previously announced acquisition of Upright Technologies Ltd., an Israeli limited company (“Upright”), pursuant to which the Company, through its subsidiary LabStyle Innovation Ltd., acquired all of the outstanding securities of Upright. As part of the acquisition, the Company agreed to issue the security holders of Upright’s outstanding securities 1,687,612 shares of the Company’s common stock, and agreed to assume options to purchase up to 100,193 shares of the Company’s common stock, subject to certain escrow and indemnity provision contained in the acquisition agreement with Upright.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2021, the Company, through its Subsidiary, executed an Employment Agreement with Oded Cohen (the “Employment Agreement”) pursuant to which he was hired to serve as General Manager of Musculoskeletal (MSK). Pursuant to the Employment Agreement, Mr. Cohen will earn a monthly salary of NIS 63,000 and shall be eligible for an annual bonus equal to up to four times his monthly salary. The Employment Agreement is an at-will employment arrangement, with a four month notice period, unless it is terminated for cause. In addition, Mr. Cohen will be entitled to severance payment pursuant to applicable Israeli severance law. In the event the Employment Agreement is terminated by us for cause, Mr. Cohen will only be entitled to a severance pay under applicable Israeli severance law. Mr. Cohen’s Employment Agreement also includes a one-year non-competition and non-solicitation provision, certain confidentiality covenants and assignment of any of his company-related inventions. Under the terms of the Employment Agreement, Mr. Cohen is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, contributions to a manager’s insurance policy and study fund and car and mobile phone allowances. In addition, Mr. Cohen will be entitled to receive a restricted stock unit award to receive up to 73,660 shares of the Company’s common stock and, subject to the meeting of certain milestones, subject to the meeting of certain milestones an additional restricted stock unit award to receive up to 73,660 shares of the Company’s common stock on March 1, 2022, and subject to the meeting of certain milestones an additional restricted stock unit award to receive up to 73,660 shares of the Company’s common stock on March 1, 2023.

The forgoing description of the Employment Agreement is qualified by reference to the full text of the document, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is an investor presentation which the Company has used, or may use, in certain investor meetings. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the presentation attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement by and between LabStyle Innovation Ltd. and Oded Cohen, dated February 1, 2021
99.1	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2021	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary